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                                                                   Exhibit 10.32

                            DELI UNIVERSAL, INC.

                          AMENDMENT TO NON-QUALIFIED
                            STOCK OPTION AGREEMENTS

     This Amendment dated this 11/th/ day of June, 2001, is made to the Agreement or Agreements listed on Exhibit A (the "Option Agreements", whether one or more) between Deli Universal, Inc. (the "Company") and Jack M. M. van de Winkel (the "Optionee").

     The Company and the Optionee agree to amend each of the Option Agreements as follows:

1. Subparagraph 2(c) of each Option Agreement is hereby deleted and each of the Option Agreements is hereby amended to include the following:

     (c)  Method of Exercising and Payment for Shares.  This option shall be
          -------------------------------------------
          exercised by written notice (i) delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia and (ii) telefaxed on the date of such delivery to the Secretary of Universal Corporation at (804) 254-3594. The written notice shall specify the number of shares being acquired pursuant to the exercise of the option when such option is being exercised in part in accordance with subparagraph 2(b) hereof. The exercise date shall be the date specified in such notice or, if no date is specified, the date such notice is otherwise received by the Company. Such notice shall provide for or be accompanied by payment of the option price in full for each share of Common Stock being acquired pursuant to such exercise, in cash or cash equivalent acceptable to the Committee, by the surrender (by physical delivery or attestation) of shares of Common Stock with a Fair Market Value at the time of exercise equal to the option price or by any combination of cash or acceptable cash equivalent and Common Stock having an aggregate Fair Market Value equal to the option price.

2. Subparagraph 2(d) of each Option Agreement is hereby deleted, and each of the Option Agreements is hereby amended to include the following:

     (d)  Cashless Exercise.  To the extent permitted under the applicable laws
          -----------------
          and regulations, at the request of the Optionee, the Company agrees to cooperate in a "cashless exercise" of the option pursuant to this paragraph 2. The cashless exercise shall be effected by the Optionee delivering to the Securities Broker instructions to exercise all or part of the option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

3. Subparagraph 2(e) of each Option Agreement is hereby re-designated 2(f) and each of the Option Agreements is hereby amended to include the following subparagraph 2(e):
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     (e)  Payment of Withholding Taxes. Unless the Optionee pays to the Company
          ----------------------------
          in cash (or provides for the payment of) the withholding taxes on the gain realized from the exercise of the Option prior to or at the time of the date of exercise, the Company shall (i) withhold from the shares of Common Stock issuable to the Optionee upon such exercise only the number of whole shares of Common Stock which on such exercise date best approximates but does not exceed the minimum statutory amount of taxes required to be withheld by the Company and (ii) immediately after such exercise deliver to the Securities Broker, free of all restrictions, the number of whole shares of Common Stock, from the shares issued upon exercise, which best approximates the amount of taxes to be withheld in excess of the minimum statutory amount required to be withheld by the Company. The Optionee authorizes and directs the Company to deliver such shares to the Securities Broker and authorizes and directs the Securities Broker to sell the shares and remit the proceeds to the Company for the payment of withholding taxes.

4. Except as expressly amended hereby, the Option Agreements shall remain in full force and effect in all respects and are hereby ratified and affirmed.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer, and Optionee has affixed his or her signature hereto.


DELI UNIVERSAL, INC.                     OPTIONEE


By:________________________              _____________________________
Title:_____________________              Jack M. M. van de Winkel

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                                 EXHIBIT A TO

                             DELI UNIVERSAL, INC.

                          AMENDMENT TO NON-QUALIFIED
                            STOCK OPTION AGREEMENTS


          1.  1997 Non-Qualified Stock Option Agreement, as amended.

          2.  1999 Non-Qualified Stock Option Agreement, as amended.



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